UNITED STATES

SECURITIES EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 14, 2010

EVERCORE PARTNERS INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32975	20-4748747
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

55 East 52 nd Street New York, New York	10055
(Address of principal executive offices)	(Zip Code)

(212) 857-3100

(Registrant’s telephone number, including area code)

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On September 14, 2010, Evercore Partners Inc. and certain affiliates (“Evercore”) announced that it has signed a definitive agreement to acquire a 50% interest in G5 Holdings S.A. and certain affiliates (“G5 advisors”), a São Paulo-based independent investment banking boutique and investment management firm. G5 advisors’ partners have advised companies in a number of the largest and most complex transactions involving Brazilian companies over the past two decades. Under the terms of the purchase agreement, Evercore will pay $20 million in cash and Evercore securities at closing, with the potential for earn out payments based on performance through 2013. The transaction is expected to be moderately accretive to earnings under a range of growth rates for the business and is expected to close in early October 2010. Following the closing, the partners of G5 advisors will own the remaining 50% of the company. Evercore will have an opportunity to acquire the remaining 50% beginning in 2014.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

EXHIBIT NO.	DESCRIPTION

Exhibit 99.1:	Press Release, dated September 14, 2010.

Exhibit 99.2:	Investor Presentation, dated September 14, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EVERCORE PARTNERS INC.

Date: September 14, 2010		/S/ ADAM B. FRANKEL
	By:	Adam B. Frankel
	Title:	General Counsel